Exhibit 10.15

QUARK BIOTECH, INC.

THE 2003 ISRAELI STOCK OPTION PLAN

(Adopted on May 16, 2003)

(*In compliance with Amendment No. 132 of the Israeli Tax Ordinance, 2002)

i

This plan, as amended from time to time, shall be known as Quark Biotech Inc. 2003 Israeli Stock Option Plan (the “Plan”).

1.             Scope of the Plan

This Plan is a sub-plan created under and pursuant to the Quark Biotech, Inc. 1997 Stock Plan (the “U.S. Plan”), which has been approved by the shareholders of Quark Biotech, Inc., and which provides that Israeli employees may benefit under this Plan. Options shall be granted under the Plan at the discretion of the Administrator and as reflected in terms of written Option Agreements. Unless otherwise defined herein, the terms defined in the U.S. Plan shall have the same defined meanings in this Plan.

2.             Purposes of the Plan

The purposes of this Plan are to attract and retain in the employ of the Company and its Subsidiaries the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Directors, consultants, service providers and any other entity which the Administrator shall decide their services are considered valuable to the Company and its affiliates and to promote the success and business of the Company and its affiliates.

3.             Definitions

As used herein, the following definitions shall apply:

(1)           “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 5 hereof.

(2)           “Applicable Laws” means the requirements relating to the administration of stock option plans under Israeli law, the Ordinance, or U.S. State corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and/or the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

(3)           “Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

(4)           “Board” means the Board of Directors of the Company.

(5)           “Capital Gain Option” or “CGO” as defined in Section 7.4 below.

(6)           “Cause” means, (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Optionee’s direct supervisor, which involves the business of the Company or any Parent or Subsidiary of the Company and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or any Parent or Subsidiary of the Company, and (iv) any breach of the Optionee’s fiduciary duties or duties of care of the Company; including without limitation disclosure of confidential information of the Company.

(7)           “Code” means the Internal Revenue Code of 1986, as amended.

(8)           “Committee” means a Committee of Directors appointed by the Board in accordance with Section 5 hereof.

(9)           “Common Stock” means the Common Stock of the Company.

(10)         “Company” means Quark Biotech, Inc., a California corporation.

(11)         “Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

(12)         “Date of Grant” means, the date of grant of an Option, as determined by the Administrator and set forth in the Optionee’s Option Agreement.

(13)         “Director” means a member of the Board of Directors of the Company.

(14)         “Employee” means a person who is employed by the Company or any Parent or Subsidiary of the Company, including an individual who is serving as an officer holder (in compliance with Section 102), but excluding a Controlling Shareholder. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(15)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(16)         “Exercise Price” means the purchase price for each Share subject to an Option.

(17)         “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such exchange or system for the last market trading day prior to the time of determination) as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company’s Common Stock is listed on any established stock exchange or a national market system or if the Company’s Common Stock will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of the Common Stock at the Date of Grant shall be determined in accordance with the average value of the Company’s Common Stock on the thirty

(30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be;

(ii)           If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(iii)          In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(18)         “ITA” means the Israeli Tax Authorities.

(19)         “Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is providing services to the Company or to any Parent or Subsidiary of the Company but is not an Employee.

(20)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(21)         “Ordinary Income Option” or “ORO” as defined in Section 7.5 below.

(22)         “Option” means any option to purchase one or more Shares pursuant to the Plan.

(23)         “102 Option” means any Option granted to Employees pursuant to Section 102 of the Ordinance.

(24)         “3(i) Option” means an Option granted to a Non-Employee pursuant to Section 3(i) of the Ordinance.

(25)         “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(26)         “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

(27)         “Optioned Stock” means the Common Stock subject to an Option.

(28)         “Optionee” means the holder of an outstanding Option granted under the Plan.

(29)         “Ordinance” means the 1961 Israeli Income Tax Ordinance (New Version), as now in effect or as hereafter amended.

(30)         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(31)         “Plan” means this 2003 Israeli Stock Option Plan.

(32)         “Section 102” means Section 102 of the Ordinance, as now in effect or as hereafter amended.

(33)         “Share” means a share of the Common Stock of the Company, as adjusted in accordance with Section 16 below.

(34)         “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(35)         “Trustee” means a trustee to be approved by the Israeli Tax Authorities pursuant to Section 102.

(36)         “Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

(37)         “Vesting Dates” means, as determined by the Administrator, the date as of which the Optionee shall be entitled to exercise the Options or part of the Options, as set forth in section 12 of the Plan.

4.             Shares Subject to the Plan

Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is that number of shares equal to: (i) 3,870,000 Shares plus (ii) any Shares returned to the Company’s 1994 Stock Option Plan (the “1994 Plan”) as a result of termination of options under the 1994 Plan less the number of Shares issued under the U.S. Plan and any other sub-plans promulgated thereunder. The Shares may be authorized but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan.

5.             Administration of the Plan

(1)           Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(2)           Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)            to determine the Fair Market Value;

(ii)           to select the Employees and Non-Employees to whom Options may from time to time be granted hereunder;

(iii)          to determine the number of Shares to be covered by each Option granted hereunder;

(iv)          to approve forms of agreement for use under the Plan;

(v)           to determine the terms and conditions, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)          to determine whether and under what circumstances an Option may be settled in cash under subsection 13(6) instead of Common Stock

(vii)         to reduce the Exercise Price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

(viii)        to initiate an Option Exchange Program;

(ix)           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(x)            to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable and subject to the Applicable Laws; and

(xi)           to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(xii)          to make an election as to the type of Approved 102 Option; and

(xiii)         to designate the type of Options to be granted to Optionees.

(3)           Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

6.             Eligibility

(1)           The persons eligible for participation in the Plan as Optionees shall include any Employees and/or Non-Employees of the Company or of any Parent or Subsidiary of the Company; provided, however, that (i) Employees may only be granted 102 Options; (ii) Non-Employees may only be granted 3(i) Options; and (iii) Controlling Shareholders may only be granted 3(i) Options.

(2)           The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the Plan or any other option or share plan of the Company or any of any Parent or Subsidiary of the Company.

7.             Designation Of Options Pursuant To Section 102

(1)           The Administrator may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

(2)           The grant of Approved 102 Options shall be made under this Plan as described in Section 9 below, and shall be conditioned upon the approval of this Plan by the ITA.

(3)           Approved 102 Options may either be classified as Capital Gain Options or Ordinary Income Options .

(4)           Approved 102 Options elected and designated by the Administrator to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as “CGOs”.

(5)           Approved 102 Options elected and designated by the Administrator to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as “OIOs”.

(6)           The Company’s election of the type of Approved 102 Options as CGO or 0I0 granted to Employees (the “Election”), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Option. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under this Plan and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

(7)           All Approved 102 Options must be held in trust by a Trustee, as described in Section 8 below.

(8)           For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

(9)           With regards to Approved 102 Options, the provisions of the Plan and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the Company and the Optionees.

8.             Trustee

(1)           Approved 102 Options which shall be granted under the Plan and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

(2)           Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee’s tax liabilities arising from Approved 102 Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

(3)           With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

(4)           Upon receipt of an Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Approved 102 Option or Share granted or issued to him thereunder.

9.             Term of Plan

The Plan shall become effective upon its adoption by the Board. It shall continue in effect until the U.S. Plan terminates, unless sooner terminated under Section 17 of the Plan.

10.          Term of Option

The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the Date of Grant thereof.

11.          Option Exercise Price and Consideration

(1)           The Exercise Price shall be determined by the Administrator, in its sole and absolute discretion, but shall be subject to the following:

(i)            In the case of an Option

(1)           granted to an Employee who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(2)           granted to any other Employee, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

Each Option Agreement will contain the Exercise Price for each Optionee.

(2)           The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator. Such consideration may consist of, without limitation, (1) cash, (2) check, (3) promissory note, (4) other Shares which (i) in the case of Shares acquired from the Company have been vested and owned by the Optionee for more than six months on the date of surrender and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which said Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(3)           The Exercise Price shall be denominated in the currency of the primary economic environment of, either the Company or the Optionee (that is the functional currency of the Company or the currency in which the Optionee is paid) as determined by the Company.

12.          Vesting of Options

(1)           Subject to the provisions of the Plan, each Option shall vest on the Vesting Dates and for the number of Shares as shall be provided in the Option Agreement. However, no Option shall be exercisable after the expiration of the terms of the Option as set forth in the Option Agreement.

(2)           An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Administrator may deem appropriate. The vesting provisions of individual Options may vary.

(3)           Unless the Administrator provides otherwise, vesting of Options granted to Officers and Directors hereunder shall be suspended during any unpaid leave of absence.

13.          Term and Exercise of Option

(1)           Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Except in the case of Options granted to Officers and Directors, Options shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Trustee (if issued on exercise of Options held by the Trustee at the time of Exercise) or in the name of the Optionee or; if requested by the Optionee, in the name of the Optionee and his or her spouse.

Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Share are issued, except as provided in Section 16 of the Plan.

Exercise of an Option shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(2)           Termination of Employment or Hired Services. If an Optionee ceases to be employed by or provide services to the Company or to any Parent or Subsidiary of the Company, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares coved by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(3)           Disability of Optionee. If an Optionee ceases to be employed by or provide services to the Company or to any Parent or Subsidiary of the Company as a result of the Optionee’s disability, the Optionee may exercise the Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. To the extent that Optionee is not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(4)           Death of Optionee. If an Optionee dies while he or she is employed by or providing services to the Company or to any Parent or Subsidiary of the Company, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(5)           For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

(6)           Buyout Provisions. Subject to the provision of Section 102, the Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

14.          Dividends

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

15.          Non-Transferability of Options

Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

As long as Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

16.          Adjustments Upon Changes in Capitalization or Merger

(1)           Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(2)           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(3)           Merger or Asset Sale. In the event of a merger of the Company with or another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

17.          Amendment and Termination of the Plan

(1)           Amendment and Termination. The Board may at any time, but when applicable, after consulting with the Trustee, amend, alter, suspend or terminate the Plan.

(2)           Shareholder Approval. The Board shall obtain Shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(3)           Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

18.          Conditions Upon Issuance of Shares

(1)           Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(2)           Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19.          Inability to Obtain Authority

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.          Reservation of Shares

The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21.          Information to Optionees and Purchasers

The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

22.          Taxes

The Optionee shall bear and timely pay any and all taxes levied in connection with the granting of the Options and the Shares, from the exercise of the Options, and from the sale of the Shares. The Company and/or any Parent or Subsidiary of the Company and/or the Trustee will have the right to withhold any such taxes which are not duly paid by the Optionee or which are to be withheld pursuant to any Applicable Law, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or any Parent or Subsidiary of the Company and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold any such tax from any payment made to the Optionee.

23.          Government Regulations

The Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all Applicable Laws, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, and the Ordinance and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

24.          Continuance of Employment or Hired Services

Neither the Plan nor the Option Agreement with the Optionee shall impose any obligation on the Company or any Parent or Subsidiary of the Company, to continue any Optionee in its employ or service, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or any Parent or Subsidiary of the Company or restrict the right of the Company or any Parent or Subsidiary of the Company to terminate such employment or service at any time.

25.          Governing Law & Jurisdiction

The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the Plan.

26.          Non-Exclusivity of The Plan

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of Options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

27.          Multiple Agreements

The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Administrator may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.